Exhibit 99.1
LHC GROUP ENTERS FLORIDA MARKET WITH ACQUISITION OF LIFELINE HOME HEALTH CARE’S FLORIDA
OPERATIONS
LAFAYETTE, LA, September 19, 2006 — LHC Group, Inc. (NASDAQ: LHCG), a provider of post-acute healthcare services primarily in rural markets in the southern United States, today announced its plans to acquire the Florida-based assets of Lifeline Home Health Care. The definitive agreements have been signed to complete the transfer upon approval by the state licensing authority. Until such time, LHC Group will takeover management of the Lifeline entities in Florida.
The acquisition, which marks LHC Group’s expansion into the state of Florida, will include Lifeline Home Health Care’s locations in Lakeland, Ocala, Sebring, Marathon, Sarasota, Port Charlotte and The Villages. The population of the areas covered by the acquisition is 1.46 million people, with about 25% of them over the age of 65.
Keith Myers, President and CEO of LHC Group, said, “We are very pleased to announce this second acquisition from Lifeline for several reasons. First, we think very highly of the entire Lifeline operation, and when these assets became available, we moved quickly to add these locations to the LHC Group family. Also, because they are located in Florida, we have made an entry into one of the nation’s largest home health markets. As a retirement destination, the state has a large population of seniors who value their independence, an independence that home health care can help protect. We believe that LHC Group’s operating philosophy and experience will make Florida a lucrative market for us.”
Myers added, “I am also happy to report that we are on track with the integration of Lifeline’s Kentucky assets, our largest acquisition ever, which we closed in August. We are well into the process of system conversion and are pleased with the progress that we have made to date. Lifeline’s impressive operations in Kentucky are rapidly becoming part of LHC Group’s family of home healthcare agencies.”
The Company also announced the resignation of Director, Patrick Mulloy. Mr. Mulloy has served the Company since January 2005 and has informed the Board of LHC Group that with his other business interests, he does not feel he can continue to dedicate the time required to be effective as a Director of LHC Group.
“I have enjoyed my time on the Board of LHC Group and will watch with keen interest as LHC Group works to expand its presence throughout the southern United States. I regret that I must resign my position as a Director, but felt that due to my other business interests I did not have the necessary time to effectively fulfill my obligations to LHC Group. I have valued my interaction with Keith Myers and the other members of the LHC Group Board and wish them well in their future endeavors,” stated Mr. Mulloy.
Mr. Myers stated, “While we are saddened to lose Pat as a Director, we are forever grateful for his contributions to the LHC Group Family. He is a good friend and served as a trusted and experienced mentor. We all wish Pat the best with his future endeavors.”

About LHC Group, Inc.
LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.
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Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions, include statements regarding our future expansion and the integration of the Lifeline Home Healthcare Florida and Kentucky operations. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission.